Exhibit 23.1 Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Dardanos Acquisition Corp.

(A Development Stage Company)

2000 Hamilton Street, #943

Philadelphia, PA 19130

We hereby consent to the inclusion in the Form 10 Registration Statement of our report dated September 18, 2012 with respect to our audit of the financial statements of Dardanos Acquisition Corp., as of August 31, 2012 and for the period from inception (February 21, 2012) to August 31, 2012.

/s/ GZTY CPA Group, LLC

________________________________________

GZTY CPA GROUP, LLC

Metuchen, NJ

September 18, 2012